Washington Mutual Investors Fund 6455 Irvine Center Drive Irvine, California 92618 (949) 975-5000

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

MICHAEL W. STOCKTON, Executive Vice President and Principal Executive Officer, and BRIAN C. JANSSEN, Treasurer and Principal Financial Officer of Washington Mutual Investors Fund (the "Registrant"), each certify to the best of her or his knowledge that:

1)	The Registrant's periodic report on Form N-CSR for the period ended April 30, 2022 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2)	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer

WASHINGTON MUTUAL INVESTORS FUND	WASHINGTON MUTUAL INVESTORS FUND

_/s/ Michael W. Stockton_____________________	__/s/ Brian C. Janssen_________________
Michael W. Stockton, Executive Vice President	Brian C. Janssen, Treasurer

Date: June 30, 2022	Date: June 30, 2022

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to WASHINGTON MUTUAL INVESTORS FUND and will be retained by WASHINGTON MUTUAL INVESTORS FUND and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.